NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
April 19, 2012	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Double-Digit Earnings Growth and

Increased Operating Cash Flow in First-Quarter 2012

Verizon Wireless Increases Service Revenues by 7.7 Percent, Expands Margins;

Demand Remains Strong for FiOS and Strategic Services

1Q 2012 HIGHLIGHTS

Consolidated

•	59 cents in diluted earnings per share (EPS), compared with 51 cents per share in 1Q 2011 – a 15.7 percent increase.

•	$6.0 billion in cash flow from operating activities, up $922 million compared with 1Q 2011.

•	4.6 percent year-over-year quarterly revenue growth.

Wireless

•

7.7 percent year-over-year increase in service revenues in 1Q 2012; 8.9 percent year-over-year increase in retail service revenues; highest growth rate in three years; data revenues up 21.1 percent; 28.6 percent operating income margin and 46.3 percent Segment EBITDA margin on service revenues (non-GAAP).

•	734,000 retail net customer additions, excluding acquisitions and adjustments, includes 501,000 retail postpaid net customer additions; continued low retail postpaid churn of 0.96 percent.

•	93.0 million total retail customers; 88.0 million total retail postpaid customers.

Verizon News Release, page 2

Wireline

•

193,000 FiOS Internet and 180,000 FiOS Video net additions, with increased sales penetration for both products; net increase of 104,000 broadband connections from 4Q 2011; FiOS Internet customers now total more than 5 million.

•	8.1 percent year-over-year increase in consumer ARPU; 63 percent of consumer revenues generated by FiOS.

•	11.6 percent increase in strategic services revenues, representing 51 percent of global enterprise revenues.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported double-digit percentage growth in year-over-year quarterly earnings results and increased cash flow in first-quarter 2012. Verizon Wireless posted another quarter of profitable revenue growth, while Verizon’s Wireline segment posted another quarter of customer and revenue gains for FiOS fiber-optic services, and increased sales of strategic business services.

Verizon reported 59 cents in EPS in first-quarter 2012, an increase of 15.7 percent compared with first-quarter 2011 earnings of 51 cents per share. There were no adjustments in either period.

‘On Track to Continue to Deliver Strong Results’

“Verizon delivered double-digit earnings growth and strong cash flow this quarter,” said Lowell McAdam, Verizon chairman and CEO. “We built momentum coming out of 2011, and our results show that we continue to execute in the key growth areas of our business. Verizon Wireless produced both great growth and great margins, and we produced another strong quarter of FiOS growth. We are confident we will improve Wireline margins for the full year. Our repositioning of Verizon Enterprise Solutions has better aligned our strengths in high-growth markets, and we expect our enterprise business to contribute even more to overall Wireline revenue growth and profitability over time.”

Verizon News Release, page 3

He added: “We remain confident in our ability to take advantage of the growth opportunities we see, and we are focused on driving operating efficiencies. We are on track with our plans and expect to continue to deliver strong results.”

Strong Cash Flows, Increased Capital Efficiency

In first-quarter 2012, Verizon’s total operating revenues were $28.2 billion on a consolidated basis, an increase of 4.6 percent compared with first-quarter 2011.

Consolidated operating income was $5.2 billion in first-quarter 2012, compared with $4.5 billion in first-quarter 2011. Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $9.2 billion in first-quarter 2012, compared with $8.5 billion in first-quarter 2011.

Cash flow from operating activities totaled $6.0 billion in first-quarter 2012, an increase of $922 million compared with first-quarter 2011. Capital expenditures totaled $3.6 billion in first-quarter 2012, a decrease of $798 million compared with first-quarter 2011, as Verizon improved its capital-to-revenue efficiency. Free cash flow (non-GAAP, cash flow from operations less capex) was $2.4 billion in first-quarter 2012, compared with $672 million in first-quarter 2011. Verizon expects increasing free cash flow levels through 2012.

Verizon Wireless Delivers Strong Financial, Operational Results

In first-quarter 2012, Verizon Wireless delivered strong growth in revenues and retail customers; increased retail postpaid ARPU (average monthly service revenue per user) and smartphone penetration; and delivered a strong EBITDA margin.

Verizon News Release, page 4

Wireless Financial Highlights

•

Service revenues in the quarter totaled $15.4 billion, up 7.7 percent year over year. Retail service revenues grew 8.9 percent year over year, to $14.9 billion, an increase of 110 basis points over fourth-quarter 2011 and the highest growth rate in three years.

•

Data revenues were $6.6 billion, up $1.1 billion – or 21.1 percent – year over year, and represent 42.9 percent of all service revenues. Total revenues were $18.3 billion, up 8.2 percent year over year.

•

Retail postpaid ARPU grew 3.6 percent over first-quarter 2011, to $55.43. Retail postpaid data ARPU increased to $23.80, up 16.0 percent year over year. Retail service ARPU grew 3.4 percent, to $53.66.

•	Wireless operating income margin was 28.6 percent. Segment EBITDA margin on service revenues (non-GAAP) was 46.3 percent.

Wireless Operational Highlights

•	Verizon Wireless added 734,000 retail net customers in the first quarter, including 501,000 retail postpaid net customers. These additions exclude acquisitions and adjustments.

•	At the end of the first quarter, the company had 93.0 million retail customers, a 5.2 percent increase year over year, including 88.0 million retail postpaid customers.

•	At the end of the first quarter, nearly 47 percent of Verizon Wireless’ retail postpaid customer phone base were smartphones, up from 43.5 percent at the end of fourth-quarter 2011.

•	Retail postpaid churn was 0.96 percent, an improvement of 5 basis points year over year. Total retail churn was 1.24 percent, an improvement of 9 basis points year over year.

•

Verizon Wireless continued to roll out its 4G LTE mobile broadband network, the largest such network in the U.S. As of today, Verizon Wireless 4G LTE service is available to more than 200 million people in 230 markets across the U.S. – more than two-thirds of the population.

•

Verizon Wireless introduced five new 4G LTE devices in the first quarter 2012: the Droid 4 and Droid Razr Maxx by Motorola, the Spectrum and Lucid by LG, and the Samsung Galaxy Tab 7.7. In addition, the Apple iPad with Wi-Fi + 4G became available from Verizon Wireless in mid-March.

Verizon News Release, page 5

FiOS Continues to Add Customers, Increase Sales Penetration

In first-quarter 2012 in the Wireline segment, continued strong demand for FiOS services led to revenue growth generated by U.S. consumer wireline customers and continued gains in FiOS sales penetration. Globally, continued strong sales of strategic services helped mitigate lower revenues resulting from Verizon’s targeted efforts to eliminate products that do not meet the company’s profitability requirements, and continued secular pressures in wholesale.

Wireline Financial Highlights

•

First-quarter 2012 operating revenues were $9.9 billion, a decline of 2.0 percent compared with first-quarter 2011. Wireline operating income was 1.6 percent, compared with 2.8 percent in first-quarter 2011, and Segment EBITDA margin (non-GAAP) was 22.6 percent, compared with 23.6 percent in first-quarter 2011.

•

Consumer revenues grew 1.7 percent compared with first-quarter 2011. Consumer ARPU for wireline services was $97.88 in first-quarter 2012, up 8.1 percent compared with first-quarter 2011. ARPU for FiOS customers continued to total more than $148 in first-quarter 2012. FiOS services to consumer retail customers represented 63 percent of consumer wireline revenues in first-quarter 2012.

•

Global enterprise revenues totaled $3.9 billion in the quarter, up 0.9 percent compared with first-quarter 2011. Sales of strategic services – including Terremark cloud services, security and IT solutions, and strategic networking – increased 11.6 percent compared with first-quarter 2011 and represented 51 percent of global enterprise revenues in first-quarter 2012.

Wireline Operational Highlights

•

Verizon added 193,000 net new FiOS Internet connections and 180,000 net new FiOS Video connections in first-quarter 2012. Verizon had a total of 5.0 million FiOS Internet and 4.4 million FiOS Video connections at the end of the quarter.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 36.4 percent at the end of first-quarter 2012, compared with 33.1 percent at the end of first-quarter 2011. In the same periods, FiOS Video penetration was 32.3 percent, compared with 29.1 percent.

•

Broadband connections totaled 8.8 million at the end of first-quarter 2012, a 3.3 percent year-over-year increase. The net increase of 104,000 broadband connections from fourth-quarter 2011 was the highest quarterly net-add total since second-quarter 2009.

Verizon News Release, page 6

•	Verizon continued to expand its next-generation 100 gigabit-per-second network, enabling several more network routes in the U.S. and two additional routes in Europe.

•

The company also took advantage of the fully activated Europe India Gateway submarine cable system. The 15,000 kilometer high-bandwidth optical system, with a design capacity of 3.84 terabits per second, provides much needed diversity for future Internet, e-commerce, data, video and voice services from the United Kingdom to India.

Strategic Agreements Unveiled for Global Sales

Verizon Enterprise Solutions, a sales and marketing organization that harnesses all of Verizon’s cloud, mobility and technology solutions for business and government customers globally, unveiled strategic agreements in first-quarter 2012 to develop offerings in mobile health, electronic health records management and secure e-prescribing.

The organization also announced a digital-signage solution for retail customers, powered by Verizon’s 4G LTE network and infrastructure; unveiled new telematics solutions for the automotive and transportation industries; and rolled out a cross-platform open video communications capability.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with 93 million retail customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with $111 billion in 2011 revenues, Verizon employs a diverse workforce of nearly 192,000. For more information, visit www.verizon.com.

####

Verizon News Release, page 7

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by email, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact; material changes in available technology; any disruption of our key suppliers’ provisioning of products or services; significant increases in benefit plan costs or lower investment returns on plan assets; breaches of network or information technology security, natural disasters or terrorist attacks or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; the timing, scope and financial impact of our deployment of broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	% Change

Operating Revenues	$28,242	$26,990	4.6

Operating Expenses
Cost of services and sales	11,319	11,229	0.8
Selling, general and administrative expense	7,700	7,284	5.7
Depreciation and amortization expense	4,028	4,024	0.1

Total Operating Expenses	23,047	22,537	2.3

Operating Income	5,195	4,453	16.7
Equity in earnings of unconsolidated businesses	103	101	2.0
Other income and (expense), net	19	36	(47.2)
Interest expense	(685)	(709)	(3.4)

Income Before Provision for Income Taxes	4,632	3,881	19.4
Provision for income taxes	(726)	(617)	17.7

Net Income	$3,906	$3,264	19.7

Net income attributable to noncontrolling interest	$2,220	$1,825	21.6
Net income attributable to Verizon	1,686	1,439	17.2

Net Income	$3,906	$3,264	19.7

Basic Earnings per Common Share
Net income attributable to Verizon	$.59	$.51	15.7

Weighted average number of common shares (in millions)	2,842	2,830

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$.59	$.51	15.7

Weighted average number of common shares-assuming dilution (in millions)	2,849	2,834

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

         Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

	12345678	12345678	12345678
Unaudited	3/31/12	12/31/11	$ Change

Assets
Current assets
Cash and cash equivalents	$5,909	$13,362	$(7,453)
Short-term investments	623	592	31
Accounts receivable, net	11,234	11,776	(542)
Inventories	1,063	940	123
Prepaid expenses and other	4,683	4,269	414

Total current assets	23,512	30,939	(7,427)

Plant, property and equipment	218,250	215,626	2,624
Less accumulated depreciation	130,064	127,192	2,872

	88,186	88,434	(248)

Investments in unconsolidated businesses	3,566	3,448	118
Wireless licenses	73,294	73,250	44
Goodwill	23,465	23,357	108
Other intangible assets, net	5,744	5,878	(134)
Other assets	5,154	5,155	(1)

Total Assets	$222,921	$230,461	$(7,540)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$3,121	$4,849	$(1,728)
Accounts payable and accrued liabilities	13,231	14,689	(1,458)
Other	6,561	11,223	(4,662)

Total current liabilities	22,913	30,761	(7,848)

Long-term debt	48,476	50,303	(1,827)
Employee benefit obligations	32,164	32,957	(793)
Deferred income taxes	25,610	25,060	550
Other liabilities	5,337	5,472	(135)

Equity
Common stock	297	297	—
Contributed capital	37,926	37,919	7
Reinvested earnings	1,444	1,179	265
Accumulated other comprehensive income	1,398	1,269	129
Common stock in treasury, at cost	(4,735)	(5,002)	267
Deferred compensation - employee stock ownership plans and other	341	308	33
Noncontrolling interest	51,750	49,938	1,812

Total equity	88,421	85,908	2,513

Total Liabilities and Equity	$222,921	$230,461	$(7,540)

Verizon – Selected Financial and Operating Statistics
Unaudited		3/31/12	12/31/11

Total debt (in millions)		$51,597	$55,152
Net debt (in millions)		$45,688	$41,790
Net debt / Adjusted EBITDA (1)		1.3x	1.2x
Common shares outstanding end of period (in millions)		2,841	2,834
Total employees		191,800	193,900
Quarterly cash dividends declared per common share		$0.50	$0.50

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	$ Change

Cash Flows From Operating Activities
Net Income	$3,906	$3,264	$642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,028	4,024	4
Employee retirement benefits	375	373	2
Deferred income taxes	656	790	(134)
Provision for uncollectible accounts	278	270	8
Equity in earnings of unconsolidated businesses, net of dividends received	(89)	(86)	(3)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,580)	(2,070)	490
Other, net	(1,617)	(1,530)	(87)

Net cash provided by operating activities	5,957	5,035	922

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(3,565)	(4,363)	798
Acquisitions of licenses, investments and businesses, net of cash acquired	(165)	(104)	(61)
Net change in short-term investments	16	24	(8)
Other, net	41	68	(27)

Net cash used in investing activities	(3,673)	(4,375)	702

Cash Flows From Financing Activities
Proceeds from long-term borrowings	—	6,440	(6,440)
Repayments of long-term borrowings and capital lease obligations	(1,828)	(552)	(1,276)
Increase (decrease) in short-term obligations, excluding current maturities	(1,734)	2,384	(4,118)
Dividends paid	(1,291)	(1,379)	88
Proceeds from sale of common stock	69	70	(1)
Special distribution to noncontrolling interest	(4,500)	—	(4,500)
Other, net	(453)	(284)	(169)

Net cash provided by (used in) financing activities	(9,737)	6,679	(16,416)

Increase (decrease) in cash and cash equivalents	(7,453)	7,339	(14,792)
Cash and cash equivalents, beginning of period	13,362	6,668	6,694

Cash and cash equivalents, end of period	$5,909	$14,007	$(8,098)

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	% Change

Operating Revenues
Retail service	$ 14,886	$ 13,674	8.9
Other service	524	637	(17.7)

Service	15,410	14,311	7.7

Equipment	1,838	1,689	8.8
Other	1,025	881	16.3

Total Operating Revenues	18,273	16,881	8.2

Operating Expenses
Cost of services and sales	5,910	5,880	0.5
Selling, general and administrative expense	5,228	4,751	10.0
Depreciation and amortization expense	1,918	1,899	1.0

Total Operating Expenses	13,056	12,530	4.2

Operating Income	$ 5,217	$ 4,351	19.9
Operating Income Margin	28.6%	25.8%

Segment EBITDA	$ 7,135	$ 6,250	14.2
Segment EBITDA Service Margin	46.3%	43.7%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

Unaudited	3/31/12	3/31/11	% Change

Connections ('000)
Retail postpaid	87,963	84,031	4.7
Retail prepaid	5,025	4,383	14.6

Retail	92,988	88,414	5.2

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	% Change

Net Add Detail (1) ('000)
Retail postpaid	501	906	(44.7)
Retail prepaid	233	(27)	*

Retail	734	879	(16.5)

Churn Detail
Retail postpaid	0.96%	1.01%
Retail	1.24%	1.33%

Revenue and ARPU Statistics
Total data revenues (in millions)	$ 6,608	$ 5,458	21.1
Retail postpaid data ARPU	$ 23.80	$ 20.51	16.0
Total data as a % of service revenues	42.9%	38.1%
Retail service ARPU	$ 53.66	$ 51.88	3.4
Retail postpaid ARPU	$ 55.43	$ 53.52	3.6

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones sold	72.4%	60.0%
Total Smartphone postpaid phone base	46.8%	32.2%
Total Internet postpaid base	8.3%	7.3%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,885	$ 2,735	(31.1)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	% Change

Operating Revenues
Consumer retail	$3,441	$3,383	1.7
Small business	662	695	(4.7)

Mass Markets	4,103	4,078	0.6

Strategic services	1,969	1,765	11.6
Core	1,883	2,051	(8.2)

Global Enterprise	3,852	3,816	0.9

Global Wholesale	1,861	2,042	(8.9)
Other	129	211	(38.9)

Total Operating Revenues	9,945	10,147	(2.0)

Operating Expenses
Cost of services and sales	5,572	5,462	2.0
Selling, general and administrative expense	2,126	2,290	(7.2)
Depreciation and amortization expense	2,090	2,107	(0.8)

Total Operating Expenses	9,788	9,859	(0.7)

Operating Income	$157	$288	(45.5)
Operating Income Margin	1.6%	2.8%

Segment EBITDA	$2,247	$2,395	(6.2)
Segment EBITDA Margin	22.6%	23.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	3/31/12	3/31/11	% Change

Connections ('000)
FiOS Video Subscribers	4,353	3,664	18.8
FiOS Internet Subscribers	5,010	4,289	16.8
FiOS Digital Voice residence connections	2,298	977	*

FiOS Digital connections	11,661	8,930	30.6

HSI and other	3,764	4,201	(10.4)
Total Broadband connections	8,774	8,490	3.3
Primary residence switched access connections	9,344	11,359	(17.7)
Primary residence connections	11,642	12,336	(5.6)

Total retail residence voice connections	12,421	13,327	(6.8)
Total voice connections	23,700	25,454	(6.9)
Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	% Change

Net Add Detail ('000)
FiOS Video Subscribers	180	192	(6.3)
FiOS Internet Subscribers	193	207	(6.8)
FiOS Digital Voice residence connections	414	160	*

FiOS Digital connections	787	559	40.8

HSI and other	(89)	(109)	(18.3)
Total Broadband connections	104	98	6.1
Primary residence switched access connections	(562)	(398)	41.2
Primary residence connections	(148)	(238)	(37.8)

Total retail residence voice connections	(205)	(289)	(29.1)
Total voice connections	(437)	(547)	(20.1)

Revenue and ARPU Statistics
Consumer ARPU	$ 97.88	$ 90.55	8.1
FiOS revenues (in millions)	$ 2,288	$ 1,941	17.9
Strategic services as a % of total Enterprise revenues	51.1%	46.3%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,537	$ 1,465	4.9

Wireline employees ('000)	90.8	92.0
FiOS Video Open for Sale ('000)	13,460	12,585
FiOS Video penetration	32.3%	29.1%
FiOS Internet Open for Sale ('000)	13,780	12,962
FiOS Internet penetration	36.4%	33.1%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Verizon

Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	3 Mos. Ended 6/30/11	3 Mos. Ended 9/30/11	3 Mos. Ended 12/31/11

Verizon Consolidated EBITDA
Consolidated net income	$3,906	$3,264	$3,604	$3,542	$(212)
Add / (subtract):
Provision (benefit) for income taxes	726	617	702	556	(1,590)
Interest expense	685	709	717	698	703
Other (income) and expense, net	(19)	(36)	(10)	(24)	84
Equity in earnings of unconsolidated business	(103)	(101)	(121)	(125)	(97)

Operating Income	5,195	4,453	4,892	4,647	(1,112)
Add Depreciation and amortization expense	4,028	4,024	4,113	4,179	4,180

Consolidated EBITDA	$9,223	$8,477	$9,005	$8,826	$3,068

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	—	329	5,625

	—	—	—	329	5,625

Consolidated Adjusted EBITDA	$9,223	$8,477	$9,005	$9,155	$8,693

Net Debt to Adjusted EBITDA

				(dollars in millions)

Unaudited				3/31/12	12/31/11

Verizon Net Debt
Debt maturing within one year				$3,121	$4,849
Long-term debt				48,476	50,303

Total Debt				51,597	55,152
Less Cash and cash equivalents				5,909	13,362

Net Debt				$45,688	$41,790

Net Debt to Adjusted EBITDA Ratio				1.3x	1.2x

Free Cash Flow (dollars in millions)
Unaudited				3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11

Net cash provided by operating activities				$5,957	$5,035
Less Capital expenditures				3,565	4,363

Free Cash Flow				$2,392	$672

Verizon Communications Inc.

Reconciliations – Segments

Verizon Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11

Verizon Wireless Segment EBITDA
Operating income	$ 5,217	$ 4,351
Add Depreciation and amortization expense	1,918	1,899

Verizon Wireless Segment EBITDA	$ 7,135	$ 6,250

Verizon Wireless total operating revenues	$ 18,273	$ 16,881

Verizon Wireless service revenues	$ 15,410	$ 14,311

Verizon Wireless operating income margin	28.6%	25.8%

Verizon Wireless Segment EBITDA service margin	46.3%	43.7%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11

Wireline Segment EBITDA
Operating income	$ 157	$ 288
Add Depreciation and amortization expense	2,090	2,107

Wireline Segment EBITDA	$ 2,247	$ 2,395

Total operating revenues	$ 9,945	$ 10,147

Wireline operating income margin	1.6%	2.8%

Wireline Segment EBITDA margin	22.6%	23.6%